Exhibit 99.1

NEWS

CONTACT:  Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS THIRD QUARTER RESULTS

SOUDERTON, Pa., October 23, 2019 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced net income for the quarter ended September 30, 2019 of $17.7 million, or $0.60 diluted earnings per share, compared to net income of $15.0 million, or $0.51 diluted earnings per share, for the quarter ended September 30, 2018. Net income for the nine months ended September 30, 2019 was $50.2 million, or $1.71 diluted earnings per share, compared to net income of $32.2 million, or $1.09 diluted earnings per share, for the nine months ended September 30, 2018.

One-Time Items
The financial results for the three and nine months ended September 30, 2019 included a Federal Deposit Insurance Corporation (FDIC) small bank assessment credit of $988 thousand (after tax benefit of $781 thousand), which represented a favorable impact to earnings per share in each period of $0.03. The FDIC notified the Bank during September 2019 that the required deposit insurance fund reserve ratio was met at June 30, 2019, triggering the application of small bank credits. The Bank's total FDIC small bank assessment credit was $1.1 million, with the remaining credit of $114 thousand expected to be applied to the fourth quarter of 2019.

The financial results for the nine months ended September 30, 2018 included a pre-tax charge to the provision for loan and lease losses of $12.7 million (after-tax charge of $10.1 million) in the second quarter of 2018, which represented $0.34 diluted earnings per share, related to fraudulent activities by employees of a borrower. In addition, the nine months ended September 30, 2018 included a tax-free bank owned life insurance (BOLI) death benefit of $446 thousand during the second quarter of 2018, which represented $0.02 diluted earnings per share. The nine months ended September 30, 2018 included restructuring costs related to financial center closures of $451 thousand, net of tax, recognized in the first quarter of 2018, which represented $0.02 diluted earnings per share.

Loans
Gross loans and leases increased $84.0 million, or 8.1% (annualized), from June 30, 2019 and $245.4 million, or 8.2% (annualized), from December 31, 2018 and $385.8 million, or 10.0%, from September 30, 2018 primarily due to growth in commercial real estate, commercial business and residential real estate loans.

Deposits
Total deposits increased $215.9 million, or 20.9% (annualized), from June 30, 2019 primarily due to an increase in public funds deposits of $311.3 million partially offset by decreases in commercial and consumer deposits. The growth in public funds during the quarter resulted from seasonal increases and new customer relationships. Total deposits increased $452.1 million, or 15.5% (annualized), from December 31, 2018 and $517.9 million, or 13.6%, from September 30, 2018, primarily due to the previously discussed increase in public funds deposits as well as increases in commercial and consumer deposits.

Net Interest Income and Margin
Net interest income of $42.6 million for the quarter ended September 30, 2019 increased $2.2 million, or 5.5%, from the third quarter of 2018. Net interest income of $126.8 million for the nine months ended September 30, 2019 increased $10.1 million, or 8.7%, from the nine months ended September 30, 2018. The increase in net interest income for the quarter and nine months ended September 30, 2019 compared to the same periods in 2018 was primarily due to the growth in loans during the last year.

Net interest margin, on a tax-equivalent basis, was 3.52% for the third quarter of 2019, compared to 3.67% for the second quarter of 2019 and 3.71% for the third quarter of 2018. Purchase accounting accretion had no impact on the quarter ended September 30, 2019 compared to a favorable impact of one basis point for the quarter ended June 30, 2019 and three basis points for the quarter ended September 30, 2018. Excess liquidity reduced net interest margin by approximately 13 basis points for the quarter ended September 30, 2019, compared to 5 basis points for the quarter ended June 30, 2019 and 3 basis points for the quarter ended September 30, 2018. This excess liquidity was primarily driven by strong deposit balance growth. Excluding purchase accounting accretion and the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, was 3.65% for the quarter ended September 30, 2019 and 3.71% for the quarters ended June 30, 2019 and September 30, 2018.

Noninterest Income
Noninterest income for the quarter ended September 30, 2019 was $16.6 million, an increase of $1.7 million, or 11.7%, from the third quarter of 2018. Noninterest income for the nine months ended September 30, 2019 was $49.3 million, an increase of $3.5 million, or 7.6%, from the comparable period in the prior year.

The net gain on mortgage banking activities increased $875 thousand for the quarter and $496 thousand for the nine months ended September 30, 2019, primarily due to an increase in mortgage volume partially offset by contraction in margins to remain price competitive. Investment advisory commission and fee income increased $247 thousand, or 6.5%, for the quarter and $630 thousand, or 5.6%, for the nine months ended September 30, 2019, primarily due to new customer relationships. Insurance commission and fee income increased $234 thousand, or 6.4%, for the quarter and $719 thousand, or 5.9%, for the nine months ended September 30, 2019, primarily due to an increase in contingent commission income of $203 thousand for the quarter and $323 thousand for the nine months ended September 30, 2019 as well as an increase in premiums for commercial lines and group life and health for the nine months ended September 30, 2019. Service charges on deposit accounts increased $59 thousand, or 4.1%, for the quarter and $279 thousand, or 6.8%, for the nine months ended September 30, 2019, primarily due to increased fee income on commercial cash management accounts.

Other income increased $428 thousand for the quarter and $1.5 million for the nine months ended September 30, 2019. Fees on risk participation agreements increased $137 thousand for the quarter and $681 thousand for the nine months ended September 30, 2019 driven by increased customer activity. Gain on sale of small business administration (SBA) loans increased $55 thousand for the quarter and $368 thousand for the nine months ended September 30, 2019 related to increased SBA loan sale activity. Net loss on valuations and sales of other real estate owned was $28 thousand for the nine months ended September 30, 2019 compared to $507 thousand for the nine months ended September 30, 2018.

These increases were partially offset by a decrease in BOLI income of $306 thousand, or 11.2%, for the nine months ended September 30, 2019 primarily due to proceeds from BOLI death benefits of $446 thousand recognized in the second quarter of 2018.

Noninterest Expense
Noninterest expense for the quarter ended September 30, 2019 was $36.3 million, an increase of $1.9 million, or 5.5%, compared to the third quarter of 2018. Noninterest expense for the nine months ended September 30, 2019 was $108.6 million, an increase of $4.8 million, or 4.6%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $2.5 million, or 12.1%, for the quarter and $5.4 million, or 8.9%, for the nine months ended September 30, 2019, primarily attributable to additional staff hired to support revenue generation across all business lines, expansion of our commercial lending groups and annual merit increases. During the first quarter of 2019, Univest hired a team of eight commercial lenders and support staff to focus on increasing Univest’s presence in Western Lancaster and York Counties. During the second quarter of 2019, a team of three commercial lenders was hired to help expand Univest’s presence in the New Jersey suburbs of Philadelphia. Data processing expense increased $285 thousand, or 12.2%, for the quarter and $1.1 million, or 16.6%, for the nine months ended September 30, 2019, primarily due to continued investments in customer relationship management software and internal infrastructure improvements as well as outsourced data processing solutions for the nine months ended September 30, 2019.

These increases were partially offset by a decrease in deposit insurance premiums of $988 thousand for the quarter and $949 thousand for the nine months ended September 30, 2019 due to the previously discussed FDIC small bank assessment credit of $988 thousand which was recognized during the third quarter of 2019. Intangible expense decreased by $101 thousand, or 21.1%, for the quarter and $464 thousand, or 27.5%, for the nine months ended September 30, 2019 due to run-off of the intangible assets. In addition, restructuring costs related to financial center closures and staffing rationalization were $571 thousand during the first quarter of 2018. Excluding restructuring costs and the FDIC small bank assessment credit, noninterest expense for the nine months ended September 30, 2019 increased $6.3 million, or 6.1%.

Asset Quality and Provision for Loan and Lease Losses
Nonperforming assets were $40.4 million at September 30, 2019, compared to $28.1 million at December 31, 2018 and $31.0 million at September 30, 2018. The increase in nonperforming assets at September 30, 2019 was primarily due to one commercial banking relationship, totaling $11.6 million, which was placed on non-accrual status during the third quarter of 2019.

Net loan and lease charge-offs were $468 thousand during the third quarter of 2019 and $2.0 million for the nine months ended September 30, 2019. The provision for loan and lease losses was $1.5 million for the third quarter of 2019 and $6.3 million for the nine months ended September 30, 2019. Net loan and lease charge-offs were $1.0 million during the third quarter of 2018 and $14.4 million for the nine months ended September 30, 2018. The provision for loan and lease losses was $2.7 million for the third quarter of 2018 and $20.2 million for the nine months ended September 30, 2018. Both net loan and lease charge-offs and the provision for loan and lease losses during 2018 included the previously discussed $12.7 million commercial loan charge-off during the second quarter of 2018.

The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.85% at September 30, 2019, 0.81% at December 31, 2018 and 0.79% at September 30, 2018.

Tax Provision
The effective income tax rate was 17.6% for the quarter ended September 30, 2019, consistent with the effective income tax rate for the quarter ended September 30, 2018. The effective income tax rate was 17.9% for the nine months ended September 30, 2019 compared to an effective income tax rate of 16.2% for the nine months ended September 30, 2018. The Corporation's effective income tax rate for the nine months ended September 30, 2019 was favorably impacted by discrete tax benefits. Excluding these items, the effective tax rate was 18.3% for the nine months ended September 30, 2019.

Dividend
On August 26, 2019, Univest declared a quarterly cash dividend of $0.20 per share, payable on October 1, 2019. This represented a 3.21% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss third quarter 2019 results on Thursday, October 24, 2019 at 9:00 a.m. EDT. Participants may preregister at http://dpregister.com/10135540. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through November 24, 2019 by dialing 1-877-344-7529; using Conference ID: 10135540.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $5.4 billion in assets and $3.6 billion in assets under management and supervision through its Wealth Management lines of business at September 30, 2019. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
# # #
This press release of Univest and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest's future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest is engaged; (6) technological issues that may adversely affect Univest’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission. Univest undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2019
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Assets	$5,353,611	$5,154,298	$5,035,527	$4,984,347	$4,801,998
Investment securities	448,447	468,833	466,883	473,306	447,339
Loans held for sale	2,893	1,498	921	1,754	106
Loans and leases held for investment, gross	4,251,933	4,167,904	4,067,879	4,006,574	3,866,169
Allowance for loan and lease losses	33,662	32,600	31,602	29,364	27,371
Loans and leases held for investment, net	4,218,271	4,135,304	4,036,277	3,977,210	3,838,798
Total deposits	4,337,991	4,122,110	4,003,153	3,885,933	3,820,048
Noninterest-bearing deposits	1,198,425	1,166,301	1,103,674	1,055,919	1,047,081
NOW, money market and savings	2,421,466	2,246,372	2,260,795	2,159,937	2,101,484
Time deposits	718,100	709,437	638,684	670,077	671,483
Borrowings	273,855	304,241	313,083	429,672	326,709
Shareholders' equity	664,299	651,670	637,606	624,133	614,242

Balance Sheet (Average)	For the three months ended,					For the nine months ended,
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Assets	$5,317,867	$5,170,448	$5,004,253	$4,890,519	$4,817,321	$5,165,339	$4,686,296
Investment securities	460,099	471,422	470,196	464,684	453,422	467,202	453,892
Loans and leases, gross	4,170,485	4,123,069	4,017,362	3,894,298	3,832,295	4,104,198	3,737,391
Deposits	4,288,170	4,145,411	3,931,199	3,938,378	3,792,627	4,122,902	3,614,673
Shareholders' equity	659,523	645,538	631,574	619,204	611,803	645,647	609,836

Asset Quality Data (Period End)
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$37,368	$25,147	$25,952	$26,208	$27,559
Accruing loans and leases 90 days or more past due	2,488	1,379	636	192	1,224
Accruing troubled debt restructured loans and leases	54	55	270	542	766
Total nonperforming loans	39,910	26,581	26,858	26,942	29,549
Other real estate owned	495	540	540	1,187	1,433
Total nonperforming assets	$40,405	$27,121	$27,398	$28,129	$30,982
Nonaccrual loans and leases / Loans and leases held for investment	0.88%	0.60%	0.64%	0.65%	0.71%
Nonperforming loans and leases / Loans and leases held for investment	0.94%	0.64%	0.66%	0.67%	0.76%
Nonperforming assets / Total assets	0.75%	0.53%	0.54%	0.56%	0.65%

Allowance for loan and lease losses	$33,662	$32,600	$31,602	$29,364	$27,371
Allowance for loan and lease losses / Loans and leases held for investment	0.79%	0.78%	0.78%	0.73%	0.71%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.85%	0.85%	0.85%	0.81%	0.79%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	90.08%	129.64%	121.77%	112.04%	99.32%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	84.34%	122.64%	117.66%	108.99%	92.63%
Acquired credit impaired loans	$568	$569	$693	$695	$900

	For the three months ended,					For the nine months ended,
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Net loan and lease charge-offs (recoveries)	$468	$1,078	$447	$(1,890)	$1,026	$1,993	$14,391
Net loan and lease charge-offs (recoveries) (annualized)/Average loans and leases	0.04%	0.10%	0.05%	(0.19%)	0.11%	0.06%	0.51%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2019
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Interest income	$54,300	$54,060	$52,364	$51,239	$49,255	$160,724	$139,249
Interest expense	11,655	11,425	10,841	9,862	8,832	33,921	22,564
Net interest income	42,645	42,635	41,523	41,377	40,423	126,803	116,685
Provision for loan and lease losses	1,530	2,076	2,685	103	2,745	6,291	20,207
Net interest income after provision	41,115	40,559	38,838	41,274	37,678	120,512	96,478
Noninterest income:
Trust fee income	1,973	2,054	1,887	1,882	1,960	5,914	6,000
Service charges on deposit accounts	1,513	1,447	1,435	1,516	1,454	4,395	4,116
Investment advisory commission and fee income	4,032	4,055	3,789	3,852	3,785	11,876	11,246
Insurance commission and fee income	3,877	3,941	5,144	3,415	3,643	12,962	12,243
Other service fee income	2,255	2,590	2,267	2,448	2,284	7,112	6,884
Bank owned life insurance income	743	743	952	430	865	2,438	2,744
Net gain on sales of investment securities	33	7	1	—	—	41	10
Net gain on mortgage banking activities	1,629	796	483	713	754	2,908	2,412
Other income	544	723	339	160	116	1,606	102
Total noninterest income	16,599	16,356	16,297	14,416	14,861	49,252	45,757
Noninterest expense:
Salaries, benefits and commissions	22,785	22,089	21,564	19,576	20,321	66,438	61,033
Net occupancy	2,475	2,601	2,611	2,455	2,515	7,687	7,805
Equipment	1,088	1,065	990	1,014	1,042	3,143	3,132
Data processing	2,624	2,627	2,514	2,352	2,339	7,765	6,662
Professional fees	1,517	1,307	1,264	1,335	1,370	4,088	4,056
Marketing and advertising	558	786	540	655	646	1,884	1,987
Deposit insurance premiums	(444)	430	452	449	544	438	1,387
Intangible expense	378	417	426	481	479	1,221	1,685
Restructuring charges	—	—	—	—	—	—	571
Other expense	5,289	5,456	5,196	5,079	5,115	15,941	15,525
Total noninterest expense	36,270	36,778	35,557	33,396	34,371	108,605	103,843
Income before taxes	21,444	20,137	19,578	22,294	18,168	61,159	38,392
Income tax expense	3,782	3,669	3,499	3,922	3,204	10,950	6,221
Net income	$17,662	$16,468	$16,079	$18,372	$14,964	$50,209	$32,171
Net income per share:
Basic	$0.60	$0.56	$0.55	$0.63	$0.51	$1.71	$1.10
Diluted	$0.60	$0.56	$0.55	$0.63	$0.51	$1.71	$1.09
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	29,305,524	29,287,754	29,277,339	29,319,664	29,402,405	29,290,309	29,387,253
Period end shares outstanding	29,312,534	29,294,942	29,272,502	29,270,852	29,407,076	29,312,534	29,407,076

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2019

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Return on average assets	1.32%	1.28%	1.30%	1.49%	1.23%	1.30%	0.92%
Return on average assets, excluding restructuring charges (1), (2)	1.32%	1.28%	1.30%	1.49%	1.23%	1.30%	0.93%
Return on average shareholders' equity	10.62%	10.23%	10.32%	11.77%	9.70%	10.40%	7.05%
Return on average shareholder's equity, excluding restructuring charges (1), (2)	10.62%	10.23%	10.32%	11.77%	9.70%	10.40%	7.15%
Return on average tangible common equity, excluding restructuring charges (1), (2)	14.52%	14.10%	14.36%	16.52%	13.70%	14.33%	10.12%
Net interest margin (FTE)	3.52%	3.67%	3.75%	3.72%	3.71%	3.64%	3.72%
Efficiency ratio (3)	60.4%	61.5%	60.5%	59.0%	61.2%	60.8%	62.9%
Efficiency ratio, excluding restructuring charges (1), (3), (4)	60.4%	61.5%	60.5%	59.0%	61.2%	60.8%	62.5%

Capitalization Ratios
Dividends declared to net income	33.2%	35.6%	36.4%	31.9%	39.3%	35.0%	54.8%
Shareholders' equity to assets (Period End)	12.41%	12.64%	12.66%	12.52%	12.79%	12.41%	12.79%
Tangible common equity to tangible assets (1)	9.42%	9.54%	9.47%	9.29%	9.43%	9.42%	9.43%
Common equity book value per share	$22.66	$22.25	$21.78	$21.32	$20.89	$22.66	$20.89
Tangible common equity book value per share (1)	$16.64	$16.20	$15.72	$15.25	$14.83	$16.64	$14.83

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.97%	10.01%	10.10%	10.13%	10.07%	9.97%	10.07%
Common equity tier 1 risk-based capital ratio	11.03%	10.99%	10.93%	10.88%	10.99%	11.03%	10.99%
Tier 1 risk-based capital ratio	11.03%	10.99%	10.93%	10.88%	10.99%	11.03%	10.99%
Total risk-based capital ratio	13.81%	13.79%	13.77%	13.70%	13.87%	13.81%	13.87%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below tables for additional information.

(a) Restructuring charges	$—	$—	$—	$—	$—	$—	$571
Tax effect on restructuring charges	—	—	—	—	—	—	(120)
(b) Restructuring charges, net of tax	$—	$—	$—	$—	$—	$—	$451

(c) Shareholders' equity	$664,299	$651,670	$637,606	$624,133	$614,242	$664,299	$614,242
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (i)	(4,026)	(4,396)	(4,805)	(5,222)	(5,690)	(4,026)	(5,690)
(d) Tangible common equity	$487,714	$474,715	$460,242	$446,352	$435,993	$487,714	$435,993

(e) Total assets	$5,353,611	$5,154,298	$5,035,527	$4,984,347	$4,801,998	$5,353,611	$4,801,998
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (i)	(4,026)	(4,396)	(4,805)	(5,222)	(5,690)	(4,026)	(5,690)
(f) Tangible assets	$5,177,026	$4,977,343	$4,858,163	$4,806,566	$4,623,749	$5,177,026	$4,623,749

(g) Average shareholders' equity	$659,523	$645,538	$631,574	$619,204	$611,803	$645,647	$609,836
Average goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Average other intangibles (i)	(4,234)	(4,615)	(5,031)	(5,473)	(5,947)	(4,624)	(6,488)
(h) Average tangible common equity	$482,730	$468,364	$453,984	$441,172	$433,297	$468,464	$430,789

(i) Amount does not include servicing rights

(2) Net income in this ratio excludes restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes restructuring charges. See (1)(a) above.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	September 30, 2019			June 30, 2019
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$213,623	$1,178	2.19%	$102,623	$569	2.22%
U.S. government obligations	14,154	62	1.74	17,315	73	1.69
Obligations of state and political subdivisions	42,465	316	2.95	59,267	507	3.43
Other debt and equity securities	403,480	2,519	2.48	394,840	2,572	2.61
Federal Home Loan Bank, Federal Reserve Bank and other stock	30,857	519	6.67	31,938	535	6.72
Total interest-earning deposits, investments and other interest-earning assets	704,579	4,594	2.59	605,983	4,256	2.82
Commercial, financial, and agricultural loans	800,006	9,952	4.94	820,009	10,589	5.18
Real estate—commercial and construction loans	1,966,593	23,439	4.73	1,912,248	23,110	4.85
Real estate—residential loans	956,224	11,570	4.80	941,712	11,483	4.89
Loans to individuals	31,504	490	6.17	31,939	510	6.40
Municipal loans and leases	333,734	3,413	4.06	335,399	3,305	3.95
Lease financings	82,424	1,482	7.13	81,762	1,459	7.16
Gross loans and leases	4,170,485	50,346	4.79	4,123,069	50,456	4.91
Total interest-earning assets	4,875,064	54,940	4.47	4,729,052	54,712	4.64
Cash and due from banks	53,019			46,868
Reserve for loan and lease losses	(33,152)			(31,847)
Premises and equipment, net	57,881			58,873
Operating lease right-of-use assets	35,238			35,821
Other assets	329,817			331,681
Total assets	$5,317,867			$5,170,448
Liabilities:
Interest-bearing checking deposits	$497,185	$678	0.54%	$457,231	$457	0.40%
Money market savings	1,004,806	4,112	1.62	982,440	4,234	1.73
Regular savings	805,632	963	0.47	818,523	1,013	0.50
Time deposits	715,520	3,681	2.04	688,897	3,407	1.98
Total time and interest-bearing deposits	3,023,143	9,434	1.24	2,947,091	9,111	1.24
Short-term borrowings	32,375	94	1.15	48,312	217	1.80
Long-term debt	167,338	866	2.05	159,572	836	2.10
Subordinated notes	94,724	1,261	5.28	94,663	1,261	5.34
Total borrowings	294,437	2,221	2.99	302,547	2,314	3.07
Total interest-bearing liabilities	3,317,580	11,655	1.39	3,249,638	11,425	1.41
Noninterest-bearing deposits	1,265,027			1,198,320
Operating lease liabilities	38,364			38,873
Accrued expenses and other liabilities	37,373			38,079
Total liabilities	4,658,344			4,524,910
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	294,138			293,496
Retained earnings and other equity	207,601			194,258
Total shareholders' equity	659,523			645,538
Total liabilities and shareholders' equity	$5,317,867			$5,170,448
Net interest income		$43,285			$43,287
Net interest spread			3.08			3.23
Effect of net interest-free funding sources			0.44			0.44
Net interest margin			3.52%			3.67%
Ratio of average interest-earning assets to average interest-bearing liabilities	146.95	%		145.53	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2019 and June 30, 2019 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended September 30,
Tax Equivalent Basis	2019			2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$213,623	$1,178	2.19%	$80,678	$398	1.96%
U.S. government obligations	14,154	62	1.74	22,331	90	1.60
Obligations of state and political subdivisions	42,465	316	2.95	68,703	581	3.36
Other debt and equity securities	403,480	2,519	2.48	362,388	2,258	2.47
Federal Home Loan Bank, Federal Reserve Bank and other stock	30,857	519	6.67	31,107	484	6.17
Total interest-earning deposits, investments and other interest-earning assets	704,579	4,594	2.59	565,207	3,811	2.68
Commercial, financial, and agricultural loans	800,006	9,952	4.94	796,593	10,184	5.07
Real estate—commercial and construction loans	1,966,593	23,439	4.73	1,729,538	20,527	4.71
Real estate—residential loans	956,224	11,570	4.80	880,589	10,447	4.71
Loans to individuals	31,504	490	6.17	32,057	499	6.18
Municipal loans and leases	333,734	3,413	4.06	316,149	3,037	3.81
Lease financings	82,424	1,482	7.13	77,369	1,409	7.23
Gross loans and leases	4,170,485	50,346	4.79	3,832,295	46,103	4.77
Total interest-earning assets	4,875,064	54,940	4.47	4,397,502	49,914	4.50
Cash and due from banks	53,019			48,737
Reserve for loan and lease losses	(33,152)			(26,099)
Premises and equipment, net	57,881			60,622
Operating lease right-of-use assets	35,238			—
Other assets	329,817			336,559
Total assets	$5,317,867			$4,817,321
Liabilities:
Interest-bearing checking deposits	$497,185	$678	0.54%	$465,992	$541	0.46%
Money market savings	1,004,806	4,112	1.62	813,769	2,664	1.30
Regular savings	805,632	963	0.47	787,383	581	0.29
Time deposits	715,520	3,681	2.04	633,552	2,492	1.56
Total time and interest-bearing deposits	3,023,143	9,434	1.24	2,700,696	6,278	0.92
Short-term borrowings	32,375	94	1.15	129,365	584	1.79
Long-term debt	167,338	866	2.05	148,323	709	1.90
Subordinated notes	94,724	1,261	5.28	94,480	1,261	5.30
Total borrowings	294,437	2,221	2.99	372,168	2,554	2.72
Total interest-bearing liabilities	3,317,580	11,655	1.39	3,072,864	8,832	1.14
Noninterest-bearing deposits	1,265,027			1,091,931
Operating lease liabilities	38,364			—
Accrued expenses and other liabilities	37,373			40,723
Total liabilities	4,658,344			4,205,518
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	294,138			291,499
Retained earnings and other equity	207,601			162,520
Total shareholders' equity	659,523			611,803
Total liabilities and shareholders' equity	$5,317,867			$4,817,321
Net interest income		$43,285			$41,082
Net interest spread			3.08			3.36
Effect of net interest-free funding sources			0.44			0.35
Net interest margin			3.52%			3.71%
Ratio of average interest-earning assets to average interest-bearing liabilities	146.95	%		143.11	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2019 and 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2019			2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$120,231	$2,016	2.24%	$45,931	$622	1.81%
U.S. government obligations	17,148	217	1.69	23,139	275	1.59
Obligations of state and political subdivisions	55,220	1,369	3.31	71,429	1,777	3.33
Other debt and equity securities	394,834	7,722	2.61	359,324	6,530	2.43
Federal Home Loan Bank, Federal Reserve Bank and other stock	31,713	1,640	6.91	30,992	1,497	6.46
Total interest-earning deposits, investments and other interest-earning assets	619,146	12,964	2.80	530,815	10,701	2.70
Commercial, financial, and agricultural loans	810,321	31,299	5.16	796,520	28,834	4.84
Real estate—commercial and construction loans	1,900,901	68,108	4.79	1,664,183	57,189	4.59
Real estate—residential loans	945,477	34,465	4.87	857,442	30,168	4.70
Loans to individuals	31,985	1,518	6.35	29,683	1,356	6.11
Municipal loans and leases	333,816	9,939	3.98	313,710	8,890	3.79
Lease financings	81,698	4,376	7.16	75,853	4,106	7.24
Gross loans and leases	4,104,198	149,705	4.88	3,737,391	130,543	4.67
Total interest-earning assets	4,723,344	162,669	4.60	4,268,206	141,244	4.42
Cash and due from banks	48,231			45,490
Reserve for loan and lease losses	(31,714)			(24,027)
Premises and equipment, net	58,640			61,194
Operating lease right-of-use assets	36,056			—
Other assets	330,782			335,433
Total assets	$5,165,339			$4,686,296
Liabilities:
Interest-bearing checking deposits	$477,848	$1,849	0.52%	$451,542	$1,216	0.36%
Money market savings	968,894	12,094	1.67	722,859	5,765	1.07
Regular savings	804,457	2,790	0.46	808,276	1,720	0.28
Time deposits	686,794	10,015	1.95	576,540	5,810	1.35
Total time and interest-bearing deposits	2,937,993	26,748	1.22	2,559,217	14,511	0.76
Short-term borrowings	65,804	949	1.93	174,002	2,187	1.68
Long-term debt	157,484	2,441	2.07	153,211	2,083	1.82
Subordinated notes	94,664	3,783	5.34	94,420	3,783	5.36
Total borrowings	317,952	7,173	3.02	421,633	8,053	2.55
Total interest-bearing liabilities	3,255,945	33,921	1.39	2,980,850	22,564	1.01
Noninterest-bearing deposits	1,184,909			1,055,456
Operating lease liabilities	39,103			—
Accrued expenses and other liabilities	39,735			40,154
Total liabilities	4,519,692			4,076,460
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	293,465			290,746
Retained earnings and other equity	194,398			161,306
Total shareholders' equity	645,647			609,836
Total liabilities and shareholders' equity	$5,165,339			$4,686,296
Net interest income		$128,748			$118,680
Net interest spread			3.21			3.41
Effect of net interest-free funding sources			0.43			0.31
Net interest margin			3.64%			3.72%
Ratio of average interest-earning assets to average interest-bearing liabilities	145.07	%		143.19	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2019 and 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.